Exhibit 99.1

May 30, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

JAMES BARR JOINS SHORE BANK AS DELAWARE MARKET PRESIDENT

Shore Bank To Open Loan Production Office in Rehoboth Beach

Norfolk, Virginia, May 30, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank (“Shore”), today announced that James D. Barr has joined Shore as its Delaware Market President, effective May 29, 2012.  Barr brings three decades of lending experience in Delaware, specifically in the Lewes and Rehoboth Beach markets.

Shore also announced that its first Loan Production Office in Sussex County, Delaware will be located at 19354-B Miller Road in Rehoboth Beach.  The office, which is expected to open in June and will focus primarily on small business relationships,  will he headed by Geri H. Warren, who joined Shore in April and has spent her entire career in lending and branch management on the Delmarva Peninsula.

W. Thomas Mears, President and CEO of Shore, said, “Shore has been serving the banking needs of families and businesses on the Delmarva Peninsula for over 50 years and we are underscoring  our commitment to the region with the opening of our Loan

Production Office in Rehoboth Beach and the hiring of Jim Barr as Delaware Market President.  Jim has spent his entire career in this market and has a deep understanding of the banking needs of local communities.  We are very pleased to welcome him to our team.”

Mears added, “We are bringing to the Delaware market the same community banking model we use in our other markets.  We hire outstanding people and give them autonomy and local decision-making authority.”

“Shore continues to assemble a team of outstanding professionals, several of whom I worked with and mentored at Mercantile Bank, who understand the banking needs of businesses and families across the Delmarva Peninsula” said Furlong Baldwin, former Chairman of Mercantile Bankshares Corp.

Barr joins Shore from County Bank in Rehoboth Beach, where he has been a Vice President and Commercial Lender since 2008.  Previously, he served in various positions with Baltimore Trust Company/Mercantile Peninsula Bank/PNC from 1988 to 2008, including Branch Manager, Business Development Officer, Commercial Lender and Senior Loan Officer.  From 1982 to 1988, Barr served in various branch management and marketing positions with Sussex Trust Company in Lewes and Georgetown, Delaware.

Barr currently serves on the Board of Directors of the Beebe Medical Center in Lewes, Delaware and has previously served on the Board or as an officer of a number of other civic and community organizations.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the timing, components and results of the Company’s Delaware expansion.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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